LEON TOURS LTD.
                                 ---------------

                           RESOLUTION OF THE DIRECTOR
                     IN TERMS OF ARTICLE 69 OF THE ARTICLES
                         OF ASSOCIATION OF THE COMPANY

     Minutes of the Meeting of the Board of Directors of the above-named Company duly convened and held by teleconference on the 10th day of March, 1999 at 3:00 o'clock in the afternoon.

     Present:

                                Luther Jeffries

     On motion the Chair was taken by Mr. Luther Jeffries and the Minutes of the Meeting were kept by Mr. P.W.F. Toothe.

     Upon the motion duly proposed, seconded and carried, IT WAS RESOLVED:

          That the Memorandum of Association of the Company be and is hereby amended by deleting clause 7 thereof and substituting therefor the following clause numbered as indicated, to effect a change in the par value and classes of shares.

     7. "Resolved that the capital of the company shall by US$5,000.00 and that the directors be and are hereby authorized to issue 50 Million shares of no par value upon such terms and conditions as the directors shall from time to time think fit PROVIDED that the said 50 Million shares shall rank pari passu in all respects as to dividends or other distribution of the profits of the company. The directors are duly empowered to issue shares as registered shares or to the bearer as they may at their discretion determine by resolution."

     There being no further business to come before the meeting, on motion the meeting concluded.

                                          CHAIRMAN

                                          /s/ Luther Jeffries
SECRETARY

/s/ William Toothe

                                          COMMONWEALTH OF THE BAHAMAS

                                          Registrar General's Department
                                          I certify the foregoing to be
                                          in true copy of the original document.

                                          /s/ Signature on File
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                                          Registrar General

                                          March 23, 1999